UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, the Board of Directors (the “Board”) of Blackstone Real Estate Income Trust, Inc. (the “Company” or “BREIT”) appointed Robert Harper as Interim Chief Executive Officer of the Company, effective immediately. Mr. Harper will continue to serve as the Company’s Co-President and a director. Mr. Harper’s appointment follows the loss of Wesley M. LePatner, who served as the Company’s Chief Executive Officer until her tragic passing on July 28, 2025.

Mrs. LePatner was instrumental in building BREIT, serving as Chief Operating Officer and a director before becoming Chief Executive Officer earlier this year. Mrs. LePatner’s brilliance, generosity, and impact on Blackstone and beyond will never be forgotten, and we will continue to honor her powerful legacy.

Robert Harper, 47, has been a director and Co-President of the Company since August 2023 and March 2025, respectively. Previously, Mr. Harper was the President of the Company from August 2023 through February 2025, and the Head of Asset Management of the Company from August 2016 to August 2023. He is a Senior Managing Director and the Head of Real Estate Asset Management Americas for Blackstone. Since joining Blackstone in 2002, Mr. Harper has been involved in analyzing Blackstone’s real estate equity and debt investments in all property types. Mr. Harper has previously worked for Blackstone in Los Angeles and London, where he served as Head of Europe for the Blackstone Real Estate Debt Strategies business. Mr. Harper currently serves as a board member for the World Monuments Fund and the McIntire School of Commerce Foundation board at the University of Virginia. His prior board memberships include Invitation Homes, Park Hotels & Resorts and Extended Stay America. Prior to joining Blackstone, Mr. Harper worked for Morgan Stanley’s real estate private equity group in Los Angeles and San Francisco. Mr. Harper received a BS from the McIntire School of Commerce at the University of Virginia.

There are no family relationships between Mr. Harper and any director or executive officer of the Company and there are no transactions between Mr. Harper and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: August 7, 2025

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary